4Q 2019 Financial Highlights February 20, 2020 (updated) (NYSE: STT)

Preface and Forward-looking Statements This presentation includes certain highlights of, and also material supplemental to, State Street Corporation's financial results for the fourth-quarter and full-year ended December 31, 2019, included in State Street's updated Financial Information Addendum dated February 20, 2020 (Addendum) for those fiscal periods. The Addendum contains detailed data regarding State Street's results of operations for those fiscal periods, its financial condition as of December 31, 2019 and other matters. This presentation is designed to be reviewed together with the Addendum, which is available on State Street's website at http://investors.statestreet.com and is incorporated herein by reference. For the fourth quarter of 2019, State Street recorded a charge of $140 million to increase its legal accrual associated with its previously disclosed invoicing matter first reported in December 2015. This additional accrual was reported on February 20, 2020 and relates to events that developed subsequent to January 17, 2020, the date State Street originally announced its financial results for the fourth-quarter and full-year ended December 31, 2019. The effects of the additional accrual are reflected in the financial and other information included in this presentation. This presentation supersedes in its entirety the 4Q 2019 Financial Highlights presentation dated January 17, 2019 released by State Street as part of its earnings announcement on that date. State Street's Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission on the date hereof, will reflect the effects of the increased legal accrual. This presentation contains forward-looking statements as defined by United States securities laws. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of the time this presentation is first furnished to the SEC on a Current Report on Form 8-K, and State Street does not undertake efforts to revise forward-looking statements. See “Forward-looking statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Certain financial information in this presentation is presented on both a GAAP basis and on a basis that excludes or adjusts one or more items from GAAP. The latter basis is a non-GAAP presentation. Refer to the Appendix for explanations of our non-GAAP financial measures and to the Addendum for reconciliations of our non-GAAP financial information. 2

# 4Q19 & FY2019 highlights

All comparisons are to corresponding prior year periods unless noted otherwise

| | 4Q19 | FY2019 |
|---|---|---|
| Financial performance | • Total revenue of \$3.0B, up 1% YoY and 5% QoQ[A]<br>– Fee revenue of \$2.4B, up 2% YoY and 5% QoQ<br>• EPS of \$1.35 and ROE of 9.0%; \$1.98 and 13.3% ex-notable items, respectively[A] | • Total revenue of \$11.8B, down (3)% YoY primarily driven by challenging industry conditions, lower U.S. market interest rates and FX volatility[A]<br>– CRD revenue growth of ~8%[B]<br>• EPS of \$5.38 and ROE of 9.4%; \$6.17 and 10.8% ex-notable items, respectively[A] |
| Business metrics | • AUC/A of \$34.4T, servicing wins of \$294B and new business yet to be installed of \$1.2T at quarter-end[1]<br>• AUM of \$3.1T at quarter-end primarily reflecting higher market levels and ETF net inflows[1] | • New servicing business wins of ~\$1.8T; and, four front-to-back State Street Alpha[SM] platform wins[1]<br>• Record AUM levels reflecting higher market levels and net inflows of ~\$100B[1]<br>• Strong CRD bookings of ~\$37M[C] |
| Efficiency and capital | • Held expenses ex-notable items flat QoQ and continued to aggressively manage expenses[A]<br>• Returned a total of \$686M, or ~139% total payout, to shareholders in 4Q19, including \$500M of common share repurchases[2] | • Expenses ex-notable items and CRD down (2)%, exceeding initial target of down (1)%<br>• Total in-year expense savings of ~\$415M achieved[5]<br>• Strong capital ratios while generating ~116% payout to shareholders[2] |

[A] Financial metrics ex-notable items are non-GAAP measures; Expenses ex-notable items and CRD are calculated as expenses less notable items and CRD-related expenses; refer to the Appendix for explanations and reconciliations of our non-GAAP measures. [B] CRD revenue growth based on the percentage change between FY2019 standalone revenue and unaudited estimated proforma FY2018 standalone revenue for CRD under the ASC606 accounting standard. Refer to endnote 3 for further details.
[C] CRD annual contract value bookings of \$37M excludes \$28M of bookings with affiliates, including SSGA. Refer to endnote 4 for further details.
Refer to the Appendix included with this presentation for endnotes 1 to 17.

STATE STREET.

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# 4Q19 notable items

| ($M, except EPS data) | Quarters[A] | |
|---|---|---|
| | 4Q18 | 4Q19 |
| Repositioning costs: | | |
| Compensation & employee benefits | $(198) | $(98) |
| Occupancy | (25) | (12) |
| Total repositioning costs | (223) | (110) |
| Acquisition and restructuring costs | (24) | (29) |
| Legal and related costs | (50) | (140) |
| Business exit: Channel Islands | (24) | - |
| Gain on Junior Subordinated Debt[B] | - | 44 |
| Notable items (pre-tax) | $(321) | $(235) |
| Preferred securities redemption (after-tax) | - | (22) |
| EPS Impact | $(0.64) | $(0.63) |

## Repositioning costs of $110M

- Compensation & employee benefits cost of $98M associated with automation of processes and IT optimization enabling workforce rationalization
- Occupancy cost of $12M related to real estate footprint optimization

## Other notable items

- Acquisition and restructuring costs of $29M primarily associated with the CRD acquisition
- Legal and related costs of $140M to increase our legal accrual for government investigations and civil litigation associated with our previously disclosed invoicing matter
- Gain of ~$44M included in Other income associated with a tender offer of our Floating Rate Junior Subordinated Debenture[B]
- $22M included in Dividends on preferred stock impacting Net income available to common shareholders related to the redemption of all our outstanding Series E preferred stock

[A] Refer to the Addendum for further details on FY2019 notable items. [B] A cash tender offer was completed in 4Q19 of ~$297M of our $800M aggregate principal amount of outstanding Floating Rate Junior Subordinated Debentures due 2047, resulting in a gain of ~$44M.

STATE STREET.

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# Summary of 4Q19 and FY2019 results

| ($M, except EPS data, or where otherwise noted) | Quarters[6] | | | % Δ | | Full Year | | |
|---|---|---|---|---|---|---|---|---|
| | 4Q18 | 3Q19 | 4Q19 | 4Q18 | 3Q19 | 2018 | 2019 | % Δ |
| Revenue: | | | | | | | | |
| Servicing fees | $1,286 | $1,272 | $1,299 | 1% | 2% | $5,421 | $5,074 | (6)% |
| Management fees | 440 | 445 | 465 | 6 | 4 | 1,851 | 1,771 | (4) |
| Foreign exchange trading services | 294 | 284 | 274 | (7) | (4) | 1,201 | 1,111 | (7) |
| Securities finance | 120 | 116 | 111 | (8) | (4) | 543 | 471 | (13) |
| Software and processing fees | 186 | 142 | 219 | 18 | 54 | 438 | 720 | 64 |
| Total fee revenue | 2,326 | 2,259 | 2,368 | 2 | 5 | 9,454 | 9,147 | (3) |
| Net interest income | 697 | 644 | 636 | (9) | (1) | 2,671 | 2,566 | (4) |
| Other income | - | - | 44 | nm | nm | 6 | 43 | nm |
| Total revenue | $3,023 | $2,903 | $3,048 | 1% | 5% | $12,131 | $11,756 | (3)% |
| Total expenses | $2,486 | $2,180 | $2,407 | (3)% | 10% | $9,015 | $9,034 | 0% |
| Net income | $437 | $583 | $564 | 29% | (3)% | $2,593 | $2,242 | (14)% |
| Diluted earnings per share | $1.03 | $1.42 | $1.35 | 31% | (5)% | $6.39 | $5.38 | (16)% |
| Return on average common equity | 7.5% | 9.7% | 9.0% | 1.5%pts | (0.7)%pts | 12.1% | 9.4% | (2.7)%pts |
| Pre-tax margin | 17.5% | 24.8% | 20.9% | 3.4%pts | (3.9)%pts | 25.6% | 23.1% | (2.5)%pts |
| Tax rate | 17.4% | 19.2% | 11.6% | (5.8)%pts | (7.6)%pts | 16.4% | 17.3% | 0.9%pts |
| Memo (ex-notable items except where otherwise noted, non-GAAP)[A]: | | | | | | | | |
| Total revenue | $3,031 | $2,903 | $3,004 | (1)% | 3% | $12,139 | $11,712 | (4)% |
| Total expenses | 2,173 | 2,135 | 2,128 | (2) | (0) | 8,625 | 8,675 | 1 |
| Total expenses ex-notable items & CRD | 2,116 | 2,062 | 2,054 | (3) | (0) | 8,568 | 8,409 | (2) |
| EPS | $1.67 | $1.51 | $1.98 | 19 | 31 | $7.21 | $6.17 | (14) |
| Pre-tax margin | 28.2% | 26.4% | 29.1% | 0.9%pts | 2.7%pts | 28.8% | 25.8% | (3.0)%pts |

[A] This is a non-GAAP presentation; quarterly expenses ex-notable items, as presented, are calculated as expenses less notable items; Expenses ex-notable items include CRD-related expenses beginning on 4Q18; In comparison to 4Q18 and FY2018, expenses ex-notable items can further exclude CRD-related expenses; refer to the Appendix for a reconciliation of ex-notable items to GAAP expenses and further explanations of non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 17.

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# AUC/A and AUM levels reflect higher end of period market levels and client net inflows

## AUC/A and AUM[A]

AUC/A ($T, as of period-end)



+9%
+4%
$31.6
$32.9
$34.4
4Q18
3Q19
4Q19

- 9% increase from 4Q18 primarily driven by:
  - Higher end of period equity and fixed income levels and client flows, partially offset by a previously announced client transition
- 4% increase from 3Q19 largely reflecting:
  - Higher end of period equity levels, client flows and net new business

AUM ($B, as of period-end)



+24%
+6%
$ 2,511
$ 2,953
$ 3,116
4Q18
3Q19
4Q19

- 24% increase from 4Q18 reflecting:
  - Higher end of period market levels and net inflows
- 6% increase from 3Q19 primarily due to:
  - Higher end of period market levels and net inflows from ETFs, partially offset by outflows from institutional and cash

## Market indices[7]

| (% change) | | 4Q19 vs 4Q18 | 4Q19 vs 3Q19 |
|---|---|---|---|
| S&P 500 | EOP | 29% | 9% |
| | Daily Avg | 14 | 4 |
| MSCI EAFE | EOP | 18 | 8 |
| | Daily Avg | 8 | 4 |
| MSCI EM | EOP | 15 | 11 |
| | Daily Avg | 7 | 4 |
| Barclays Global Agg | EOP | 7 | - |

## Industry flows

| ($B) | Total flows 4Q18 | Total flows 3Q19 | Total flows 4Q19 |
|---|---|---|---|
| North America[8] | $(16) | $258 | $254 |
| Europe[9] | (109) | 128 | 90 |

[A] Changes to AUC/A and AUM also reflect FX translation.
Refer to the Appendix included with this presentation for endnotes 1 to 17.

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# Revenue: Servicing fee performance reflects stronger markets, new business growth and moderating fee pressure

## Servicing fees
($M)



Total revenue:
GAAP $3,023
$2,932
$2,873
$2,903
$3,048
YoY +1%
QoQ +5%
+1%
+2%
Servicing fees
$1,286
$1,251
$1,252
$1,272
$1,299
Mgmt fees, FX, SF Software & Proc.
NII
4Q18
1Q19
2Q19
3Q19
4Q19

## 4Q19 performance

### Servicing fees of $1,299M up 1% YoY and 2% QoQ

- Up 1% YoY and 2% QoQ primarily driven by higher average market levels and net new business, partially offset by fee pressure
- Continued strong client interest in the front-to-back Alpha platform
  - Four front-to-back Alpha platform wins for FY2019 in different client segments ranging from asset managers and asset owners
- Total revenue and servicing fees were negatively impacted by FX translation when compared to 4Q18 by $6M and $3M, respectively[A]

## AUC/A sales performance indicators

| ($B) | 4Q18 | 1Q19 | 2Q19 | 3Q19 | 4Q19 |
|---|---|---|---|---|---|
| AUC/A wins | $140 | $120 | $390 | $1,031 | $294 |
| AUC/A to be installed | 384 | 309 | 575 | 1,165 | 1,167 |

[A] Total revenue and servicing fees were positively impacted by FX translation when compared to 3Q19 by $14M and $7M, respectively.

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# Revenue: Management, Markets, Software and processing fee revenue impacted by seasonal activity, stronger markets and FX volatility

## Management, Markets, Software and processing fee revenue ($M)[A]



Total revenue
Servicing fees
Mgmt. fees
FX
SF
Software & Processing
NII
$3,023
$2,903
$3,048
+3%
+8%
$1,040
$987
$1,069
$440
$445
$465
$294
$284
$274
$120
$116
$111
$186
$142
$219
4Q18
3Q19
4Q19
Mgmt. fees
FX trading services (FX)[10]
Sec. Finance (SF)
Software & Processing

## 4Q19 performance

### Management, Markets, Software and processing fee revenue of $1,069M up 3% YoY and 8% QoQ

- Management fees of $465M
  - Up 6% YoY mainly due to higher average equity market levels and net inflows from ETF and cash, partially offset by mix changes away from higher fee institutional products
  - Up 4% QoQ primarily driven by higher average equity market levels and net inflows from ETF, partially offset by net outflows from institutional
- FX trading services of $274M[B]
  - Down (7)% YoY and (4)% QoQ mainly reflecting lower FX volatility, partially offset by higher FX volumes
- Securities finance of $111M
  - Down (8)% YoY and (4)% QoQ primarily due to lower volumes and spreads
- Software and Processing fees of $219M[B]
  - Up 18% YoY and 54% QoQ largely reflecting higher CRD revenue and market-related adjustments

[A] Management fees, Markets, Software and processing fee revenue was negatively impacted by FX translation when compared to 4Q18 by $1M and positively impacted compared to 3Q19 by $4M. [B] For 4Q19, on a consolidated basis, CRD contributed $121M, including $119M in Software and processing fees and $2M in FX trading services. Refer to endnote 11 for further details.

Refer to the Appendix included with this presentation for endnotes 1 to 17.

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# CRD financial performance driven by seasonal activity and new bookings

## Quarterly metrics ($M)

### Standalone CRD revenue[11]



+4%
+48%
$121
$99
$91
$85
$126
4Q18
1Q19
2Q19
3Q19
4Q19

| | 4Q18 | 1Q19 | 2Q19 | 3Q19 | 4Q19 |
|---|---|---|---|---|---|
| Pre-tax income | $82 | $58 | $45 | $29 | $68 |

### Financial performance

| CRD financials | 4Q18 | 3Q19 | 4Q19 |
|---|---|---|---|
| Revenue[A] | $121 | $85 | $126 |
| Operating expenses | 39 | 56 | 58 |
| New bookings[4] | 14 | 5 | 23 |
| **STT expenses related to CRD** | | | |
| Amortization costs | 18 | 17 | 16 |
| Acquisition and restructuring costs[B] | 24 | 27 | 29 |

## Full year metrics ($M)

### Standalone CRD revenue



~+8%
$372
$401
FY2018
(Proforma)[3]
FY2019

| | FY2018 (Proforma)[3] | FY2019 |
|---|---|---|
| Pre-tax income | $218[3] | $200 |

### Business momentum in 2019

- CRD bookings of $37M, an increase of 28% YoY[C]
- Increased new client contract term by 20% post acquisition[12]
- Average new client contract deal size doubled historical pre-acquisition CRD deal size[12]
- Enhanced platform economics and expanded suite of open-architecture strategic alliances by 9 partnerships
- Confident in achieving both revenue and expense synergy targets[13]

[A] For 4Q19, CRD standalone results include revenue of $126M and pre-tax income of $68M, which includes $5M of revenue associated with affiliates, including SSGA. On a consolidated basis, CRD contributed $121M, including $119M in Software and processing fees and $2M in FX trading services. [B] Acquisition and restructuring costs mainly related to CRD. [C] CRD annual contract value bookings of $37M excludes $28M of bookings with affiliates, including SSGA. Refer to endnote 4 for further details.
Refer to the Appendix included with this presentation for endnotes 1 to 17.

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# Revenue: NII stabilized as higher deposit balances offset lower U.S. market rates

## NII and NIM[A]
($M)



Total revenue
Servicing fees
Mgmt. fees, FX, SF, Software & Proc.
NII
$3,023
$2,903
$3,048
-9%
-1%
$697
$644
$636
4Q18
3Q19
4Q19
NIM (FTE,%)[A]
1.55%
1.42%
1.36%

## 4Q19 performance

### NII of $636M down (9)% YoY and (1)% QoQ

- Down (9)% YoY primarily due to:
  - Lower market rates and mix shift from non-interest bearing to interest-bearing deposits, partially offset by asset growth
- Down (1)% QoQ, or up 2% excluding the episodic market-related benefits in 3Q19:
  - Down (1)% primarily driven by absence of episodic market-related benefits of ~$20M reflected in 3Q19 results and lower market rates, partially offset by higher deposit balances

## Average assets & deposits

| ($B, or where otherwise noted) | 4Q18 | 3Q19 | 4Q19 |
|---|---|---|---|
| Total assets | $221 | $223 | $229 |
| Loans and leases (ex overdrafts) | 19 | 20 | 21 |
| Total investment securities | 85 | 94 | 95 |
| Total deposits[B] | 158 | 157 | 164 |
| Interest bearing deposits | 123 | 129 | 135 |
| Non-Interest bearing deposits | 35 | 29 | 29 |

## Balance sheet highlights

- Momentum in deposit gathering initiatives
  - Total deposits increased 4% QoQ, with interest bearing deposits increasing 5% and non-interest bearing deposits relatively flat
- Continue to target growth in client lending and increased size of the investment portfolio

[A] NII is presented on a GAAP-basis; NIM is presented on an FTE-basis. Refer to the Addendum for reconciliations of our FTE-basis presentation. [B] Line items may not sum to total due to rounding.

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# Expenses ex-notable items flat QoQ as savings offset technology infrastructure costs and CRD expansion

Non-GAAP ex-notable items[A]

## Expenses (ex-notable items)
($M)



Flat
-2%
$2,173
$1,105
$356
$226
$116
$370
4Q18
$2,135
$1,083
$376
$254
$113
$309
3Q19
$2,128
$1,047
$362
$242
$114
$363
4Q19

| | 4Q18 | 3Q19 | 4Q19 |
|---|---|---|---|
| GAAP Expense | $2,486 | $2,180 | $2,407 |
| Head-count | 40,142 | 39,407 | 39,103 |

Comp. & ben. | Info. sys. | Tran. processing | Occupancy | Other[14]

## 4Q19 YoY: Expenses ex-notable items down (2)%

- Compensation and benefits down (5)% YoY primarily driven by savings from resource discipline and process re-engineering[5]
- Information systems and communications up 2% YoY largely reflecting technology infrastructure investments, partially offset by savings from supplier renegotiations and consolidation
- Transaction processing services up 7% YoY primarily reflecting higher business volumes
- Occupancy down (2)% YoY
- Other down (2)% YoY

- Total expenses were positively impacted by FX translation when compared to 4Q18 by $4M and negatively impacted compared to 3Q19 by $9M

## 4Q19 QoQ: Expenses ex-notable items flat

- Compensation and benefits down (3)% QoQ mainly due to savings from resource discipline and process re-engineering[5]
- Information systems and communications down (4)% QoQ primarily driven by savings from supplier renegotiations and consolidation
- Transaction processing services down (5)% QoQ mainly due to lower subcustody costs
- Occupancy up 1% QoQ
- Other up 17% QoQ mainly reflecting higher Foundation funding and professional fees

- Headcount down (3)% YoY and (1)% QoQ driven by productivity savings

[A] Quarterly expenses ex-notable items, as presented, is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items to GAAP expenses and further explanations of non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 17.

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Investment portfolio & capital ratios Investment portfolio highlights Quarter-end capital ratios ($B, book value and portfolio metrics as of quarter-end) (%, as of period-end) Capital Ratios15,16 $95.1 12.1% 12.2% $93.2 11.7% 11.3% 11.7% 11.7% $87.4 16% 16% Non-HQLA 19% 4Q18 3Q19 4Q19 CET1 (Std.) CET1 (Adv.) HQLA 7.2% 7.4% 81% 84% 84% 6.6% 6.9% 6.3% 6.1% 4Q18 3Q19 4Q19 4Q18 3Q19 4Q19 Portfolio Metrics: SLR (%) Tier 1 Leverage (%) HTM % 48% 42% 44% • All key capital ratios support ongoing capital returns Duration 3.1 2.6 2.7 – Returned a total of $686M, or ~139% total payout, to shareholders in 4Q19, including $500M of common share repurchases and $186M in common share dividends2 • Tier 1 Leverage and SLR ratios in 4Q19 impacted by the repurchase of preferred stock Refer to the Appendix included with this presentation for endnotes 1 to 17. 12

# FY2020 Outlook

| | FY2019 review | FY2020 outlook |
|---|---|---|
| Operating environment | • FY equity market daily averages: S&P 500 up 6%; MSCI EAFE down (4)%; MSCI EM down (5)%[7]<br>• Three Fed Fund Rate cuts<br>• Average 10Y US Treasury rate 2.14% | • Slow global growth<br>• Current forward rate curve<br>• Modest uplift from equity markets<br>• Continued low market volatility |
| Fee revenue | • Fee revenue: $9,147M<br>• Down (3)% YoY | • Fee revenue: Up 1-3% YoY |
| Net interest income | • NII: $2,566M<br>• Down (4)% YoY | • NII: Down (5-7)% YoY |
| Tax rate | • Effective tax rate: 17.3% | • Effective tax rate: 17-19% |
| Capital return | • Returned ~$2.3B, or ~116% total payout[2] | • Continued active capital return[17] |

**Expense management** (Expenses ex-notable items[A])



Targeting ~(1)% reduction in expenses ex-notable items
$8,675M
~3-4%
~(4-5)%
↓~(1)%
FY2019
Incremental investments & variable costs
Optimization savings
FY2020E

**Incremental investments & variable costs**

- Expand CRD and our front-to-back Alpha strategy
- Drive innovation and enhance client service
- Upgrade and modernize technology infrastructure

**Optimization savings**

- Focus on resource discipline and process re-engineering
- Enable productivity and IT optimization

[A] Expenses ex-notable items, as presented, is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items to GAAP expenses and further explanations of non-GAAP measures.

Refer to the Appendix included with this presentation for endnotes 1 to 17.

STATE STREET.

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Summary FY2019 results reflect swift management actions to turnaround financial performance • Improved 2H19 fee revenue as a result of management actions and moderating fee pressure – Servicing fees up 2% QoQ in 4Q19 reflecting stronger markets, new business growth and moderating fee pressure • Navigated the interest rate environment and enhanced NII performance with additional deposit gathering initiatives and asset growth • FY2019 expenses are down (2)% ex-notable items and CRD, exceeding initial target of down (1)%A – Total in-year expense savings of ~$415M achieved5 • Returned ~$2.3B, or ~116% payout, to shareholders in FY2019, consisting of ~$1.6B in common share repurchases and ~$0.7B in common share dividends2 • FY2019 EPS ex-notable items of $6.17 and ROE of 10.8%A Opportunities for continued progress in 2020 • Continued focus on reigniting servicing fee growth and deepening client relationships • Execute further on our front-to-back Alpha platform strategy • Expect FY2020 expenses ex-notable items to be down (1)% YoY while increasing productivity and enhancing client serviceA A EPS and ROE ex-notable items, and quarterly expenses ex-notable items and CRD are non-GAAP measures; refer to the Appendix for a reconciliation of ex-notable items to GAAP expenses and explanations of non-GAAP measures. Refer to the Appendix included with this presentation for endnotes 1 to 17. 14

Appendix Medium-term financial targets 16 Reconciliation of notable items 17 Endnotes 18 – 19 Forward-looking statements 20 Non-GAAP measures 21 Definitions 22 15

Medium-term financial targetsA Our strategic priorities will deliver growth, drive innovation and enhance shareholder value Revenue growth 4–5% with CRD Pre-tax margin Further improve by an additional 2%pts EPS growth 10–15% ROE 12–15% Capital return Targeting total payout ratio greater than or equal to 80%B A Financial targets to be met within a three-year time horizon ending 2021 or on a run-rate basis for 2022. Financial targets do not reflect items outside of the normal course of business. Revenue and EPS growth targets stated on a YoY basis. Pre-tax margin stated relative to 3Q18YTD. B Payouts calculated over CCAR cycles. CCAR cycles run from mid-year to mid-year. Refer to endnote 17 for additional details. 16

# Reconciliation of notable items

| Quarterly reconciliation[6] (Dollars in millions) | 1Q18 | 2Q18 | 3Q18 | 4Q18 | 1Q19 | 2Q19 | 3Q19 | 4Q19 |
|---|---|---|---|---|---|---|---|---|
| Total revenue, GAAP-basis | 3,056 | 3,063 | 2,989 | 3,023 | 2,932 | 2,873 | 2,903 | 3,048 |
| Add: Legal and related | | | | 8 | | | | |
| Less: Other income | | | | | | | | (44) |
| Total revenue, excluding notable items | 3,056 | 3,063 | 2,989 | 3,031 | 2,932 | 2,873 | 2,903 | 3,004 |
| Total expenses, GAAP basis | 2,268 | 2,170 | 2,091 | 2,486 | 2,293 | 2,154 | 2,180 | 2,407 |
| Less: Notable expense items: | | | | | | | | |
| Repositioning charges: | | | | | | | | |
| Compensation and employee benefits | | (61) | | (198) | | | | (98) |
| Occupancy | | (16) | | (25) | | | | (12) |
| Repositioning charges | | (77) | | (223) | | | | (110) |
| Acquisition and restructuring costs | | | | (24) | (9) | (12) | (27) | (29) |
| Legal and related | | | | (42) | (14) | | (18) | (140) |
| Business exit | | | | (24) | | | | |
| Total expenses, excluding notable items | 2,268 | 2,093 | 2,091 | 2,173 | 2,270 | 2,142 | 2,135 | 2,128 |
| CRD expenses | | | | (39) | (41) | (46) | (56) | (58) |
| State Street expenses related to CRD: intangible asset amortization costs | | | | (18) | (15) | (17) | (17) | (16) |
| Total expenses, excluding notable items and CRD and CRD-related expenses | 2,268 | 2,093 | 2,091 | 2,116 | 2,214 | 2,079 | 2,062 | 2,054 |
| Seasonal expenses | (148) | | | | (137) | | | |
| Total expenses, excluding notable items, CRD and CRD-related expenses and seasonal expense items | 2,120 | 2,093 | 2,091 | 2,116 | 2,077 | 2,079 | 2,062 | 2,054 |
| Net income available to common shareholders, GAAP-basis | 603 | 697 | 708 | 396 | 452 | 537 | 528 | 492 |
| Notable items as reconciled above: pre-tax | | 77 | | 321 | 23 | 12 | 45 | 235 |
| Tax impact on notable items as reconciled above | | (16) | | (73) | (2) | (3) | (12) | (25) |
| Preferred securities cost | | | | | | | | 22 |
| Net income available to common shareholders, excluding notable items | 603 | 758 | 708 | 644 | 473 | 546 | 561 | 724 |

| Year-end reconciliation[6] (Dollars in millions) | 2018 | 2019 |
|---|---|---|
| Total revenue, GAAP-basis | 12,131 | 11,756 |
| Add: Legal and related | 8 | |
| Less: Other income | | (44) |
| Total revenue, excluding notable items | 12,139 | 11,712 |
| Total expenses, GAAP basis | 9,015 | 9,034 |
| Less: Notable expense items: | | |
| Repositioning charges: | | |
| Compensation and employee benefits | (259) | (98) |
| Occupancy | (41) | (12) |
| Repositioning charges | (300) | (110) |
| Acquisition and restructuring costs | (24) | (77) |
| Legal and related | (42) | (172) |
| Business exit | (24) | |
| Total expenses, excluding notable items | 8,625 | 8,675 |
| CRD expenses | (39) | (201) |
| CRD related expenses: intangible asset amortization costs | (18) | (65) |
| Total expenses, excluding notable items and CRD and CRD-related expenses | 8,568 | 8,409 |
| Net income available to common shareholders, GAAP-basis | 2,404 | 2,009 |
| Notable items as reconciled above: pre-tax | 398 | 315 |
| Tax impact on notable items as reconciled above | (89) | (42) |
| Preferred securities cost | | 22 |
| Net income available to common shareholders, excluding notable items | 2,713 | 2,304 |

Refer to the Appendix included with this presentation for endnotes 1 to 17.

STATE STREET.

17

Endnotes 1. New asset servicing mandates, including announced front-to-back investment servicing clients, may be subject to completion of definitive agreements, approval of applicable boards and shareholders and customary regulatory approvals. New asset servicing mandates and servicing assets remaining to be installed in future periods exclude new business which has been contracted, but for which the client has not yet provided permission to publicly disclose and is not yet installed. These excluded assets, which from time to time may be significant, will be included in new asset servicing mandates and reflected in servicing assets remaining to be installed in the period in which the client provides its permission. Servicing mandates and servicing assets remaining to be installed in future periods are presented on a gross basis and therefore also do not include the impact of clients who have notified us during the period of their intent to terminate or reduce their relationship with State Street, which from time to time may be significant. New business in assets to be serviced is reflected in our AUC/A after we begin servicing the assets, and new business in assets to be managed is reflected in our AUM after we begin managing the assets. As such, only a portion of any new asset servicing and asset management mandates may be reflected in our AUC/A and AUM as of any particular date specified. Generally, our servicing fee revenues are affected by several factors including changes in market valuations, client activity and asset flows, net new business and the manner in which we price our services. We provide a range of services to our clients, including core custody services, accounting, reporting and administration and middle office services, and the nature and mix of services provided affects our servicing fees. The basis for fees will differ across regions and clients. The industry in which we operate has historically faced pricing pressure, and our servicing fee revenues are also affected by such pressures today. Consequently, no assumption should be drawn as to future revenue run rate from announced servicing wins or new servicing business yet to be installed, as the amount of revenue associated with AUC/A can vary materially. Management fees generally are affected by our level of AUM and differ based upon the nature, type and investment strategy of the investment product. Management fee revenue is more sensitive to market valuations than servicing fee revenue, as a higher proportion of the underlying services provided, and the associated management fees earned, are dependent on equity and fixed-income security valuations. Additional factors, such as the relative mix of assets managed, may have a significant effect on our management fee revenue. While certain management fees are directly determined by the values of AUM and the investment strategies employed, management fees may reflect other factors, including performance fee arrangements, as well as our relationship pricing for clients. 2. State Street’s common stock and other stock dividends, including the declaration, timing and amount, remain subject to consideration and approval by State Street’s Board of Directors at the relevant times. State Street's $2B common stock repurchase authorization was effective beginning July 1, 2019 and covers the period ending June 30, 2020. Stock purchases may be made using various types of transactions, including open-market purchases, accelerated share repurchases or other transactions off the market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, type of transaction and number of shares purchased will depend on several factors, including market conditions and State Street’s capital position, its financial performance, the amount of common stock issued as part of employee compensation programs and investment opportunities. The common stock purchase program does not have specific price targets and may be suspended at any time. 3. FY2018 information based on estimated proforma financial results for CRD under the ASC606 accounting standard. Proforma results include certain assumptions and estimates and are unaudited. State Street acquired CRD on October 1, 2018. 4. CRD annual contract value bookings, as presented in this presentation, represent signed annual recurring revenue contract value excluding bookings with affiliates, including SSGA. CRD annual contract value bookings in FY2019 of $37M excludes $28M of bookings with affiliates, including SSGA. CRD annual contract value bookings in 4Q19 of $23M excludes $0.1M of bookings with affiliates, including SSGA. CRD revenue derived from affiliate agreements is eliminated in consolidation for financial reporting purposes. 5. FY2019 expense program savings are stated on a gross basis. Process re-engineering and automation savings, as presented in this presentation, can include high-cost location workforce reductions, reducing manual/bespoke activities, reducing redundant activities, streamlining operational centers and moves to common platforms/retiring legacy applications. Resource discipline benefits, as presented in this presentation, can include reducing senior management headcount, rigorous performance management, vendor management and optimization of real estate. 6. During 1Q19, we voluntarily changed our accounting method under the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 323, Investments - Equity Method and Joint Ventures, for investments in low income housing tax credit from the equity method of accounting to the proportional amortization method of accounting. This change in accounting method has been applied retrospectively to all prior periods. Refer to the Form 8-K filed on March 5, 2019 for further details. 7. The index names listed are service marks of their respective owners. 8. Industry data is provided for illustrative purposes only and is not intended to reflect the Company's or its clients' activity. Source: Investment Company Institute. Investment Company Institute (ICI) data includes funds not registered under the Investment Company Act of 1940. Mutual fund data represents estimates of net new cash flow, which is new sales minus redemptions combined with net exchanges, while exchange-traded fund (ETF) data represents net issuance, which is gross issuance less gross redemptions. Data for mutual funds that invest primarily in other mutual funds and ETFs that invest primarily in other ETFs were excluded from the series. ICI classifies mutual funds and ETFs based on language in the fund prospectus. The long term fund flows reported by ICI are composed of North America Market flows mainly in Equities, Hybrids and Fixed Income Asset Classes. 4Q19 represents the three month period from October 2019 through December 2019, the last date for which information is available with December 2019 estimates. 9. Industry data is provided for illustrative purposes only and is not intended to reflect State Street’s or its clients' activity. Source: © Copyright 2019, Broadridge Financial Solutions, Inc. Funds of funds have been excluded from Broadridge data (to avoid double counting). Therefore a market total is the sum of all the investment categories excluding the three funds of funds categories (inhouse, ex- house and hedge). ETFs are included in Broadridge’s database on mutual funds, but this excludes exchange-traded commodity products that are not mutual funds. The long term fund flows reported by Broadridge are composed of EMEA Market flows mainly in Equities, Fixed Income, and Multi Asset Classes. 4Q19 represents the rolling three month period from September 2019 through November 2019, the last date for which information is available. 10. FX trading services includes Brokerage & other revenue. 18

Endnotes 11. For 4Q19, CRD standalone results include revenue of $126M, operating expenses of $58M and pre-tax income of $68M, which includes $5M of revenue associated with affiliates, including SSGA, that is eliminated in consolidation for financial reporting purposes. On a consolidated basis, CRD revenue contributed $121M, including $119M in Software and processing fees and $2M in FX trading services. For FY2019, CRD standalone results include revenue of $401M, operating expenses of $201M and pre-tax income of $200M, which includes $16M of revenue associated with affiliates, including SSGA, that is eliminated in consolidation for financial reporting purposes. On a consolidated basis, CRD revenue contributed $385M, including $370M in Software and processing fees and $15M in FX trading services. 12. Average contract term and deal size comparison based on new contracts between FY2017 to 3Q18 (CRD pre-acquisition) and 4Q18 to FY2019 (CRD post-acquisition). Contracts exclude affiliates. 13. Revenue synergy target of $75-85M in 2021 mainly represents opportunities to enhance the distribution of State Street products and capabilities to CRD clients, cross sell CRD into State Street client base, expand share of wallet across our combined client base, bundle services to clients seeking an integrated experience and expand combined and integrated capabilities into new client segments. Cost synergy target of ~$55-65M in 2021 is net of expenses and cost to achieve, excluding restructuring charges, on a pre-tax basis. All targets as announced on July 20, 2018. 14. Other includes other expenses and amortization of other intangible assets. 15. Unless otherwise noted, all capital ratios referenced on this slide and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. The lower of capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Standardized approach ratios were binding for 4Q18 to 3Q19, while Advanced approaches ratios were binding for 4Q19. Refer to the Addendum included with this presentation for a further description of these ratios. December 31, 2019 capital ratios are presented as of quarter-end and are preliminary estimates. 16. Estimated pro-forma fully phased-in capital ratios including SLR as of December 31, 2017 (fully phased-in as of January 1, 2018, as per the phase-in requirements of both the Basel and SLR final rules) reflect capital and total risk-weighted assets calculated under the Basel III final rule and preliminary estimates as calculated under the SLR final rule. 17. Subject to regulatory non-objection, including on the basis of annual CCAR process conducted by the Board of Governors of the Federal Reserve System. CCAR cycles run from mid-year to mid-year. FY2020 payout and return outlook also subject to CCAR scenarios yet to be published by the Federal Reserve. 19

Forward-looking statements This presentation contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, the financial and market outlook, dividend and stock purchase programs, governmental and regulatory initiatives and developments, expense reduction programs, new client business, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “outlook,” “guidance,” “expect,” “priority,” “objective,” “intend,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this presentation is first issued. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposures or to which our clients have such exposures as a result of our acting as agent, including as an asset manager or securities lending agent; increases in the volatility of, or declines in the level of, our NII; changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities); and changes in the manner in which we fund those assets; the volatility of servicing fee, management fee, trading fee and securities finance revenues due to, among other factors, the value of equity and fixed-income markets, market interest and FX rates, the volume of client transaction activity, competitive pressures in the investment servicing and asset management industries, and the timing of revenue recognition with respect to software and processing fees revenues; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits; the liquidity of the assets on our balance sheet and changes or volatility in the sources of such funding, particularly the deposits of our clients; and demands upon our liquidity, including the liquidity demands and requirements of our clients; the level, volatility and uncertainty of interest rates; the expected discontinuation of Interbank Offered Rates including London Interbank Offered Rate (LIBOR); the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses; the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; and the impact of monetary and fiscal policy in the U.S. and internationally on prevailing rates of interest and currency exchange rates in the markets in which we provide services to our clients; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to OTTI of such securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract and retain deposits and other low-cost, short-term funding; our ability to manage the level and pricing of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines; our ability to deploy deposits in a profitable manner consistent with our liquidity needs, regulatory requirements and risk profile; and the risks associated with the potential liquidity mismatch between short-term deposit funding and longer term investments; the manner and timing with which the Federal Reserve and other U.S. and non-U.S. regulators implement or reevaluate the regulatory framework applicable to our operations (as well as changes to that framework), including implementation or modification of the Dodd-Frank Act and related stress testing and resolution planning requirements and implementation of international standards applicable to financial institutions, such as those proposed by the Basel Committee and European legislation (such as Undertakings for Collective Investments in Transferable Securities (UCITS) V, the Money Market Fund Regulation and the Markets in Financial Instruments Directive (MiFID II)/Markets in Financial Instruments Regulation (MiFIR)); among other consequences, these regulatory changes impact the levels of regulatory capital, long-term debt and liquidity we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, restrictions on banking and financial activities and the manner in which we structure and implement our global operations and servicing relationships. In addition, our regulatory posture and related expenses have been and will continue to be affected by heightened standards and changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning, cyber-security, resiliency, resolution planning and compliance programs, as well as changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; adverse changes in the regulatory ratios that we are, or will be, required to meet, whether arising under the Dodd-Frank Act or implementation of international standards applicable to financial institutions, such as those proposed by the Basel Committee, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital or liquidity ratios that cause changes in those ratios as they are measured from period to period; requirements to obtain the prior approval or non-objection of the Federal Reserve or other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or corporate activities, including, without limitation, acquisitions, investments in subsidiaries, dividends and stock repurchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital or corporate initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including, without limitation, additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to our operating model and the adequacy and resiliency of our controls or compliance programs; a cyber-security incident, or a failure to protect our systems and our, our clients' and others' information against cyber-attacks, could result in the theft, loss, unauthorized access to, disclosure, use or alteration of information, system failures, or loss of access to information; any such incident or failure could adversely impact our ability to conduct our businesses, damage our reputation and cause losses, potentially materially; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology; to replace and consolidate systems, particularly those relying upon older technology, and to adequately incorporate cyber-security, resiliency and business continuity into our operations, information technology infrastructure and systems management; to implement robust management processes into our technology development and maintenance programs; and to control risks related to use of technology, including cyber-crime and inadvertent data disclosures; our ability to identify and address threats to our information technology infrastructure and systems (including those of our third-party service providers); the effectiveness of our and our third party service providers' efforts to manage the resiliency of the systems on which we rely; controls regarding the access to, and integrity of, our and our clients' data; and complexities and costs of protecting the security of such systems and data; our ability to control operational and resiliency risks, data security breach risks and outsourcing risks; our ability to protect our intellectual property rights; the possibility of errors in the quantitative models we use to manage our business; and the possibility that our controls will prove insufficient, fail or be circumvented; economic or financial market disruptions in the U.S. or internationally, including those which may result from recessions or political instability; for example, the U.K.'s exit from the European Union or actual or potential changes in trade policy, such as tariffs or bilateral and multilateral trade agreements; our ability to create cost efficiencies through changes in our operational processes and to further digitize our processes and interfaces with our clients, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment; our ability to promote a strong culture of risk management, operating controls, compliance oversight, ethical behavior and governance that meets our expectations and those of our clients and our regulators, and the financial, regulatory, reputational and other consequences of our failure to meet such expectations; the impact on our compliance and controls enhancement programs associated with the appointment of a monitor under the deferred prosecution agreement with the DOJ and compliance consultant appointed under a settlement with the SEC, including the potential for such monitor and compliance consultant to require changes to our programs or to identify other issues that require substantial expenditures, changes in our operations, payments to clients or reporting to U.S. authorities; the results of our review of our billing practices, including additional findings or amounts we may be required to reimburse clients, as well as potential consequences of such review, including damage to our client relationships or our reputation, adverse actions or penalties imposed by governmental authorities and costs associated with remediation of identified deficiencies; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or civil or criminal proceedings; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; the large institutional clients on which we focus are often able to exert considerable market influence and have diverse investment activities, and this, combined with strong competitive market forces, subjects us to significant pressure to reduce the fees we charge, to potentially significant changes in our AUC/A or our AUM in the event of the acquisition or loss of a client, in whole or in part, and to potentially significant changes in our revenue in the event a client re-balances or changes its investment approach, re-directs assets to lower- or higher-fee asset classes or changes the mix of products or services that it receives from us; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent; the possibility of significant reductions in the liquidity or valuation of assets underlying those pools and the potential that clients will seek to hold us liable for such losses; and the possibility that our clients or regulators will assert claims that our fees, with respect to such investment products, are not appropriate; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depositary obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to us or regarding other industry participants or industry-wide factors, or other reputational harm; changes or potential changes to the competitive environment, due to, among other things, regulatory and technological changes, the effects of industry consolidation and perceptions of us, as a suitable service provider or counterparty; our ability to complete acquisitions, joint ventures and divestitures, including, without limitation, our ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses, including, without limitation, our acquisition of CRD, and joint ventures will not achieve their anticipated financial, operational and product innovation benefits or will not be integrated successfully, or that the integration will take longer than anticipated; that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced; that client and deposit retention goals will not be met; that other regulatory or operational challenges will be experienced; and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to integrate CRD's front office software solutions with our middle and back office capabilities to develop our front-to-middle-to-back office State Street Alpha that is competitive, generates revenues in line with our expectations and meets our clients' requirements; the dependency of State Street Alpha on enhancements to our data management and the risks to our servicing model associated with increased exposure to client data; our ability to recognize evolving needs of our clients and to develop products that are responsive to such trends and profitable to us; the performance of and demand for the products and services we offer; and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes in accounting standards and practices; and the impact of the U.S. tax legislation enacted in 2017, and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2018 Annual Report on Form 10-K and our subsequent SEC filings, including, but not limited to, our 2019 Annual Report on Form 10-K expected to be filed with the SEC on the date hereof. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this presentation is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time. 20

Non-GAAP measures In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non- GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges, gains/losses on sales, as well as, for selected comparisons, seasonal items. For example, we sometimes present expenses on a basis we may refer to as “expenses ex-notable items", which exclude notable items and, to provide additional perspective on both prior year quarter and sequential quarter comparisons, also exclude seasonal items and expenses related to our Charles River Development acquisition (completed in October 2018). Management believes that this presentation of financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability. In addition, Management may also provide additional non-GAAP measures. For example, we present capital ratios, calculated under regulatory standards scheduled to be effective in the future or other standards, that management uses in evaluating State Street’s business and activities and believes may similarly be useful to investors. Additionally, we may present revenue and expense measures on a constant currency basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the Addendum for reconciliations of our non-GAAP financial information. To access the Addendum go to http://investors.statestreet.com and click on “Filings & Reports – Quarterly Earnings”. 21

Definitions AUC/A Assets under custody and/or administration AUM Assets under management Barclays Agg Barclays Agg represents Barclays Global Aggregate Bond Index Bps Basis points, with one basis point representing one hundredth of one percent CCAR Comprehensive Capital Analysis and Review CET1 Common equity tier 1 ratio CRD Charles River Development Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding for the noted period EM Emerging markets EOP End of period ETF Exchange-traded fund Fee operating leverage Rate of growth of total fee revenue less the rate of growth of expenses, relative to the successive prior year period, as applicable FX Foreign exchange FY Full-year GAAP Generally accepted accounting principles in the United States HTM Held-to-maturity HQLA High quality liquid assets Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities. Net interest margin (NIM) Net interest income divided by average interest-earning assets nm Not meaningful Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable Payout ratio Total payout ratio is equal to common stock dividends and common stock purchases as a percentage of net income available to common shareholders Pre-tax operating margin Income before income tax expense divided by total revenue %P ts Percentage points is the difference from one percentage value subtracted from another Quarter-over-quarter (QoQ) Sequential quarter comparison Return on equity (ROE) Net income less dividends on preferred stock divided by average common equity Seasonal Expenses Seasonal deferred incentive compensation expenses for retirement-eligible employees and payroll taxes SSGA State Street Global Advisors T1L Tier 1 leverage ratio Year-over-year (YoY) Current period compared to the same period a year ago Year-to-date (YTD) The cumulative amount of time within a fiscal year up to the end of the quarter indicated (i.e., 4Q19YTD is equivalent to the twelve months ended December 31, 2019) 22